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                                                                      EXHIBIT 21

Subsidiary                                                     Year of Formation
----------                                                     -----------------

Chengdu DSET Science and Technology Co., Ltd., a corporation        1998
organized under the laws of the Republic of China

DSET Acquisition Corp., a Delaware Corporation                      1999

Konark Inc., a California Corporation                               1996

PIC Technologies, Inc., a Delaware Corporatiion                     1999